EXHIBIT 99.1

Las Vegas Sands Reports
First Quarter 2026 Results
For the quarter ended March 31, 2026

•Net Revenue Increased 25.3% to $3.59 billion

•Net Income Increased 57.1% to $641 million

•Diluted Earnings per Share Increased 73.5% to $0.85 per Share

•Consolidated Adjusted Property EBITDA Increased 24.6% to $1.42 billion

•LVS Repurchased $740 million of Common Stock

LAS VEGAS, April 22, 2026 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended March 31, 2026.

“We continued to execute our strategic objectives during the quarter as we delivered growth in both Singapore and Macao while continuing to increase the return of capital to shareholders,” said Patrick Dumont, chairman and chief executive officer.

“Looking ahead, we remain confident that our people, our products and our focus on delivering outstanding service, hospitality and entertainment experiences to our customers will drive growth for the company and deliver strong returns to our shareholders in the years ahead.”

Net revenue was $3.59 billion, compared to $2.86 billion in the prior year quarter. Operating income was $904 million, compared to $609 million in the prior year quarter. Net income in the first quarter of 2026 was $641 million, compared to $408 million in the first quarter of 2025.

Consolidated adjusted property EBITDA was $1.42 billion, compared to $1.14 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 23.6% to $2.10 billion, compared to the first quarter of 2025. Net income for SCL increased 45.5% to $294 million, compared to $202 million in the first quarter of 2025.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $188 million for the first quarter of 2026, compared to $174 million in the prior year quarter. Our weighted average debt balance was $16.0 billion during the first quarter of 2026, compared to $13.86 billion during the first quarter of 2025. Our weighted average borrowing cost was 4.6% during the first quarter of 2026, compared to 4.9% during the first quarter of 2025.

Our effective income tax rate for the first quarter of 2026 was 14.3%, compared to 13.4% in the prior year quarter. The income tax rate for the first quarter of 2026 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the first quarter of 2026, we repurchased $740 million of our common stock (approximately 13 million shares at a weighted average price of $56.64). The remaining amount authorized under our share repurchase program was $817 million as of March 31, 2026. Since the resumption of our share repurchase program in the fourth quarter of 2023 through March 31, 2026, we have repurchased 14.3% of our outstanding shares, approximately 109 million shares of our common stock at an average price of $47.95, for a total investment of $5.24 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We paid a quarterly dividend of $0.30 per common share during the quarter. Our next quarterly dividend of $0.30 per common share will be paid on May 13, 2026, to Las Vegas Sands stockholders of record on May 5, 2026.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2026 were $3.33 billion.

As of March 31, 2026, total debt outstanding, net of deferred offering costs and original issue discounts, excluding finance leases, was $15.57 billion.

In April 2026, the company repaid HKD 2.40 billion (approximately $307 million at exchange rates in effect at the time of the transaction) of the outstanding balance under the 2024 SCL Revolving Facility.

As of April 22, 2026, the company has access to $3.97 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit, and $4.94 billion available under a delayed draw term loan facility that may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project.

Capital Expenditures
Capital expenditures during the first quarter totaled $194 million, including construction, development and maintenance activities of $102 million at Marina Bay Sands and $89 million in Macao.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 22, 2026, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian® Macao, The Plaza® Macao and Four Seasons® Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Best-in-Class Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “can,” “continues,” “estimates,” “expects,” “goals,” “intends,” “looks forward to,” “may,” “opportunities,” “plans,” “positions,” “remains,” “seeks,” “targets,” “will,” “would” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
First Quarter 2026 Results
Non-GAAP Financial Measures

Within the company’s first quarter 2026 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments, share repurchases and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Casino	$2,739	$2,127
Rooms	377	324
Food and beverage	176	141
Mall	204	186
Convention, retail and other	89	84
Net revenues	3,585	2,862
Operating expenses:
Resort operations	2,167	1,723
Corporate	83	73
Pre-opening	4	4
Development	41	69
Depreciation and amortization	357	362
Amortization of leasehold interests in land	21	15
Loss on disposal or impairment of assets	8	7
	2,681	2,253
Operating income	904	609
Other income (expense):
Interest income	35	42
Interest expense, net of amounts capitalized	(188)	(174)
Other expense	(3)	(1)
Loss on modification or early retirement of debt	—	(5)
Income before income taxes	748	471
Income tax expense	(107)	(63)
Net income	641	408
Net income attributable to noncontrolling interests	(74)	(56)
Net income attributable to Las Vegas Sands Corp.	$567	$352

Earnings per share:
Basic	$0.85	$0.49
Diluted	$0.85	$0.49

Weighted average shares outstanding:
Basic	669	712
Diluted	671	713

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net Revenues
The Venetian Macao	$710	$638
The Londoner Macao	754	529
The Parisian Macao	229	227
The Plaza Macao and Four Seasons Macao	290	208
Sands Macao	93	75
Ferry Operations and Other	38	32
Macao Operations	2,114	1,709

Marina Bay Sands	1,487	1,163
Intercompany Royalties	87	61
Intersegment Eliminations(1)	(103)	(71)
	$3,585	$2,862

Adjusted Property EBITDA
The Venetian Macao	$238	$225
The Londoner Macao	223	153
The Parisian Macao	46	66
The Plaza Macao and Four Seasons Macao	114	74
Sands Macao	9	10
Ferry Operations and Other	3	7
Macao Operations	633	535

Marina Bay Sands	788	605
	$1,421	$1,140

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	33.5%	35.3%
The Londoner Macao	29.6%	28.9%
The Parisian Macao	20.1%	29.1%
The Plaza Macao and Four Seasons Macao	39.3%	35.6%
Sands Macao	9.7%	13.3%
Ferry Operations and Other	7.9%	21.9%
Macao Operations	29.9%	31.3%

Marina Bay Sands	53.0%	52.0%

Total	39.6%	39.8%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended
	March 31
	2026	2025
Net income	$641	$408
Add (deduct):
Income tax expense	107	63
Loss on modification or early retirement of debt	—	5
Other expense	3	1
Interest expense, net of amounts capitalized	188	174
Interest income	(35)	(42)
Loss on disposal or impairment of assets	8	7
Amortization of leasehold interests in land	21	15
Depreciation and amortization	357	362
Development expense	41	69
Pre-opening expense	4	4
Stock-based compensation(1)	3	1
Corporate expense	83	73
Consolidated Adjusted Property EBITDA	$1,421	$1,140
____________________

(1)
During the three months ended March 31, 2026 and 2025, the company recorded stock-based compensation expense of $24 million and $9 million, respectively, of which $21 million and $8 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended
	March 31,
	2026	2025
Net income attributable to LVS	$567	$352

Pre-opening expense	4	4
Development expense	41	69
Loss on disposal or impairment of assets	8	7
Other expense	3	1
Loss on modification or early retirement of debt	—	5
Income tax impact on net income adjustments(1)	(9)	(14)
Noncontrolling interest impact on net income adjustments	(2)	(3)
Adjusted net income attributable to LVS	$612	$421

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended
	March 31,
	2026	2025
Per diluted share of common stock:
Net income attributable to LVS	$0.85	$0.49

Pre-opening expense	0.01	0.01
Development expense	0.06	0.10
Loss on disposal or impairment of assets	0.01	0.01
Loss on modification or early retirement of debt	—	0.01
Income tax impact on net income adjustments	(0.02)	(0.03)
Adjusted earnings per diluted share	$0.91	$0.59

Weighted average diluted shares outstanding	671	713
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2026	2025
Macao Operations	$(25)	$17
Marina Bay Sands(1)	7	8
	$(18)	$25

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	March 31,
	2026	2025
Macao Operations	$(15)	$10
Marina Bay Sands(1)	6	6
	$(9)	$16
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s Rolling Chip win percentage for the three months ended March 31, 2026 and 2025, equaled 3.3% for the Macao operations and 3.6% and 3.8%, respectively, for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables. Presentation of the prior year period has been revised to be consistent with that methodology.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$10,557	$8,834
Slot machine win per unit per day(2)	$481	$367
Average number of table games	638	668
Average number of slot machines	1,457	1,683

The Londoner Macao:
Table games win per unit per day(1)	$15,992	$10,437
Slot machine win per unit per day(2)	$630	$420
Average number of table games	498	495
Average number of slot machines	1,457	1,557

The Parisian Macao:
Table games win per unit per day(1)	$8,997	$8,205
Slot machine win per unit per day(2)	$368	$284
Average number of table games	241	248
Average number of slot machines	1,280	1,292

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$29,872	$21,638
Slot machine win per unit per day(2)	$—	$107
Average number of table games	112	105
Average number of slot machines(3)	4	49

Sands Macao:
Table games win per unit per day(1)	$5,789	$6,130
Slot machine win per unit per day(2)	$267	$237
Average number of table games	144	112
Average number of slot machines	1,187	798

Marina Bay Sands:
Table games win per unit per day(1)	$24,834	$16,846
Slot machine win per unit per day(2)	$1,014	$931
Average number of table games	568	543
Average number of slot machines	2,982	2,999
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	Slot machines were relocated to other properties during the three months ended March 31, 2026.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$556	$495	$61
Rooms	51	53	(2)
Food and beverage	19	15	4
Mall	66	60	6
Convention, retail and other	18	15	3
Net revenues	$710	$638	$72

Adjusted Property EBITDA	$238	$225	$13
EBITDA Margin %	33.5%	35.3%	(1.8)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$957	$862	$95
Rolling Chip win %(1)	3.85%	2.18%	1.67	pts

Non-Rolling Chip drop	$2,584	$2,260	$324
Non-Rolling Chip win %	22.0%	22.7%	(0.7)	pts

Slot handle	$1,541	$1,404	$137
Slot hold %	4.1%	4.0%	0.1	pts

Hotel Statistics

Occupancy %	98.9%	99.8%	(0.9)	pts
Average daily room rate (ADR)	$202	$204	$(2)
Revenue per available room (RevPAR)	$200	$204	$(4)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$584	$402	$182
Rooms	104	73	31
Food and beverage	34	24	10
Mall	25	21	4
Convention, retail and other	7	9	(2)
Net revenues	$754	$529	$225

Adjusted Property EBITDA	$223	$153	$70
EBITDA Margin %	29.6%	28.9%	0.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$4,683	$1,712	$2,971
Rolling Chip win %(1)	3.31%	3.56%	(0.25)	pts

Non-Rolling Chip drop	$2,435	$1,755	$680
Non-Rolling Chip win %	23.1%	23.0%	0.1	pts

Slot handle	$2,219	$1,668	$551
Slot hold %	3.7%	3.5%	0.2	pts

Hotel Statistics

Occupancy %	97.8%	98.1%	(0.3)	pts
Average daily room rate (ADR)	$271	$291	$(20)
Revenue per available room (RevPAR)	$265	$286	$(21)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$176	$173	$3
Rooms	33	35	(2)
Food and beverage	14	12	2
Mall	4	5	(1)
Convention, retail and other	2	2	—
Net revenues	$229	$227	$2

Adjusted Property EBITDA	$46	$66	$(20)
EBITDA Margin %	20.1%	29.1%	(9.0)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,348	$709	$639
Rolling Chip win %(1)	1.11%	4.25%	(3.14)	pts

Non-Rolling Chip drop	$886	$728	$158
Non-Rolling Chip win %	20.3%	21.0%	(0.7)	pts

Slot handle	$1,143	$889	$254
Slot hold %	3.7%	3.7%	—	pts

Hotel Statistics

Occupancy %	98.7%	99.8%	(1.1)	pts
Average daily room rate (ADR)	$148	$154	$(6)
Revenue per available room (RevPAR)	$146	$154	$(8)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$212	$132	$80
Rooms	30	29	1
Food and beverage	7	7	—
Mall	40	39	1
Convention, retail and other	1	1	—
Net revenues	$290	$208	$82

Adjusted Property EBITDA	$114	$74	$40
EBITDA Margin %	39.3%	35.6%	3.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,195	$2,132	$63
Rolling Chip win %(1)	5.54%	2.40%	3.14	pts

Non-Rolling Chip drop	$881	$686	$195
Non-Rolling Chip win %	20.3%	22.2%	(1.9)	pts

Slot handle	$—	$21	$(21)
Slot hold %	—%	2.2%	(2.2)	pts

Hotel Statistics

Occupancy %	94.9%	97.2%	(2.3)	pts
Average daily room rate (ADR)	$520	$502	$18
Revenue per available room (RevPAR)	$493	$488	$5
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$85	$68	$17
Rooms	4	5	(1)
Food and beverage	3	2	1
Convention, retail and other	1	—	1
Net revenues	$93	$75	$18

Adjusted Property EBITDA	$9	$10	$(1)
EBITDA Margin %	9.7%	13.3%	(3.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$29	$59	$(30)
Rolling Chip win %(1)	3.63%	4.23%	(0.60)	pts

Non-Rolling Chip drop	$531	$380	$151
Non-Rolling Chip win %	14.0%	15.6%	(1.6)	pts

Slot handle	$1,419	$582	$837
Slot hold %	2.0%	2.9%	(0.9)	pts

Hotel Statistics

Occupancy %	99.0%	98.8%	0.2	pts
Average daily room rate (ADR)	$163	$174	$(11)
Revenue per available room (RevPAR)	$161	$172	$(11)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2026	2025	Change
Revenues:
Casino	$1,126	$857	$269
Rooms	155	129	26
Food and beverage	99	81	18
Mall	69	62	7
Convention, retail and other	38	34	4
Net revenues	$1,487	$1,163	$324

Adjusted Property EBITDA	$788	$605	$183
EBITDA Margin %	53.0%	52.0%	1.0	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$17,965	$8,028	$9,937
Rolling Chip win %(1)	3.56%	3.70%	(0.14)	pts

Non-Rolling Chip drop	$2,925	$2,304	$621
Non-Rolling Chip win %	21.5%	22.8%	(1.3)	pts

Slot handle	$6,613	$5,812	$801
Slot hold %	4.1%	4.3%	(0.2)	pts

Hotel Statistics

Occupancy %	95.7%	95.6%	0.1	pts
Average daily room rate (ADR)	$1,006	$925	$81
Revenue per available room (RevPAR)	$963	$884	$79
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(1)
This compares to our theoretical Rolling Chip win percentage of 3.6% and 3.8% for the three months ended March 31, 2026 and 2025, respectively (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2026					TTM March 31, 2026
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$66	$57	86.4%	829,874	89.1%	$2,137

Shoppes at Four Seasons
Luxury Retail	30	28	93.3%	163,929	100.0%	5,658
Other Stores	10	8	80.0%	91,388	84.5%	2,077
	40	36	90.0%	255,317	94.4%	4,606

Shoppes at Londoner	25	22	88.0%	518,122	78.0%	1,765

Shoppes at Parisian	4	2	50.0%	253,806	72.4%	430

Total Cotai Strip in Macao	135	117	86.7%	1,857,119	84.4%	2,282

The Shoppes at Marina Bay Sands	69	62	89.9%	620,562	96.6%	3,068

Total	$204	$179	87.7%	2,477,681	87.5%	$2,512
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Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.